UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e). On January 2, 2013, the Board of Directors of Quiksilver, Inc. (the “Company”) appointed Andrew P. Mooney to serve as its Chief Executive Officer and President and as a member of its Board of Directors effective on the first business day following the Company’s filing its Annual Report on Form 10-K for the fiscal year ended October 31, 2012 (the “Commencement Date”), estimated to be on or about January 10, 2013. Also, on January 2, 2013, the Board appointed Robert B. McKnight, Jr., who is currently serving as the Company’s Chief Executive Officer and President, to serve as the Company’s Executive Chairman effective as of the Commencement Date. Mr. McKnight will step down as Chief Executive Officer and President on the Commencement Date. As Executive Chairman, Mr. McKnight will be an executive officer of the Company reporting to the Board of Directors. He will have responsibility for providing guidance and support for the Company’s business; representing the Company at athletic events, trade shows, and other industry and public functions; and establishing and maintaining relationships with sponsored athletes and other endorsers of the Company’s products and services. In connection with his appointment as Executive Chairman, Mr. McKnight’s employment agreement with the Company was amended and restated to reflect his new office and related duties, and the expiration of the term of the employment agreement was extended from October 31, 2016 to October 31, 2017. For a summary of the other terms of Mr. McKnight’s employment, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2012, which description is incorporated herein by reference. This summary is not complete and reference should be made to the complete text of Mr. McKnight’s amended and restated employment agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Mr. Mooney, 57, served as Chairman (2003-2011) and as President (2000-2003) of the Disney Consumer Products division of The Walt Disney Company. From 1980 to 2000, Mr. Mooney held a variety of positions with Nike, Inc., including Chief Marketing Officer from 1998 to 2000, General Manager; Apparel from 1999 to 2000, and General Manager; Equipment from 1995 to 1998. He started with Nike in 1980 as the Chief Financial Officer of Nike UK. Prior to joining Nike, Mr. Mooney was a financial analyst for Perkins Diesel Engines from 1978 to 1980 and worked as an accountant for Cameron Iron Works from 1975 to 1978 and Uniroyal Tire and Rubber from 1974 to 1975. In connection with his appointment as Chief Executive Officer and President, the Company and Mr. Mooney entered into an employment agreement, the terms of which are summarized below. This summary is not complete and reference should be made to the complete text of the employment agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the employment agreement, the Company has agreed to appoint Mr. Mooney to the Board of Directors effective as of the Commencement Date and to include him as a nominee for election as a director at the Company’s next annual meeting of its stockholders.

Mr. Mooney will receive an annual base salary of $1,000,000, that is subject to periodic review by the Company and that may be adjusted (but not below the greater of $83,333 per month or, if his base salary is increased, its then-current amount) based on the Company’s performance, his performance, market conditions or such other factors as are deemed relevant by the Company. He will also receive a one-time hire-on bonus of $25,000. The employment agreement also provides that he is eligible for an annual bonus pursuant to the Company’s Incentive Compensation Plan on terms approved by the Board or Compensation Committee with a target amount equal to 125% of his annual base salary, prorated for the portion of the fiscal year that he is employed by the Company. Seventy-five percent of the bonus award (50% for fiscal 2013) will be based on the Company achieving an earnings before interest, taxes, depreciation and amortization (“EBITDA”) target determined by the Compensation Committee. The amount of the bonus award attributable to EBITDA will be increased or decreased by 5% for each full 1% difference in the Company’s attainment of the EBITDA target, provided that no bonus award attributable to EBITDA will be paid if the Company attains an EBITDA that is less than 85% of the target. Twenty percent of the bonus award (50% for fiscal 2013) will be based on his attainment of personal performance objectives determined by the Compensation Committee in collaboration with Mr. Mooney. Five percent of the bonus award (0% for fiscal 2013) will be determined by the Compensation Committee in its discretion. The Company will also provide him with a clothing allowance of $5,000 annually and car service for travel between his home in Los Angeles and the Company’s headquarters and for business related travel in southern California.

The employment agreement requires that the Company maintain a $2,000,000 term life insurance policy on Mr. Mooney’s life (subject to his establishing and maintaining insurability); provided, that the Company is not required to pay annual premiums for the policy in excess of $5,000.

The employment agreement also provides that Mr. Mooney will be eligible to participate in the Company’s 2000 Stock Incentive Plan, or any successor equity plan, on such terms as are established by the Board of Directors. The agreement further provides that all stock options granted to Mr. Mooney will provide that if he is terminated by the Company without “Cause” (as defined in the employment agreement), by Mr. Mooney for “Good Reason” (as defined in the employment agreement), or as a result of his death or disability, all options will automatically vest in full on an accelerated basis and the options will remain exercisable until the earlier of (i) the first anniversary of his termination, (ii) the end of the option term or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction). “Good Reason,” as defined in the employment agreement, includes, among other things, the failure of the Company to appoint Mr. Mooney to the Board within 30 days of the Commencement Date or thereafter to nominate him for election as a director, or the failure of the Company’s stockholders to elect or re-elect Mr. Mooney as a member of the Board of Directors.

The employment agreement and Mr. Mooney’s employment with the Company automatically terminate on October 31, 2017, but may be terminated earlier by the Company without Cause at any time for any reason, subject to the payment of the amounts described below. If (i) the employment agreement terminates on October 31, 2017 and Mr. Mooney’s employment terminates effective the same date, (ii) the Company terminates his employment without Cause prior to October 31, 2017, or (iii) Mr. Mooney terminates his employment for Good Reason within six months following the initial existence of the condition or conditions constituting good reason, the terms of his employment agreement provide that the Company will (1) pay the full amount of any unpaid annual bonus earned from the preceding fiscal year, (2) continue to pay Mr. Mooney’s base salary for a period of 24 months, (3) pay a pro rata portion of the annual bonus, if any, for the fiscal year in which such termination occurs, and

(4) pay an amount equal to two times the average annual bonus earned by Mr. Mooney during the two most recently completed fiscal years (provided that if such termination occurs prior to October 31, 2013, the bonus amount used for fiscal 2013 would not be zero, but it will be prorated based on the target bonus and the portion of the 2013 fiscal year completed; provided further, that if such termination occurs after October 31, 2013, but prior to October 31, 2014, the bonus amount used for this purpose for fiscal year 2013 will be the actual amount awarded (but annualized) and the amount used for fiscal year 2014 would be pro rata) payable over twenty-four months following termination. If, prior to October 31, 2017, the Company terminates Mr. Mooney’s employment for Cause or he terminates his employment without Good Reason, then he will receive his base salary and benefits earned and accrued prior to termination (including the full amount of any unpaid annual bonus that was earned for the preceding fiscal year) and, if the basis for Cause is his death or personal disability, the pro rata portion of his bonus for the year in which termination occurs. In order to be eligible to receive the payments specified above, other than those earned prior to termination, Mr. Mooney must execute a release of claims.

In connection with joining the Company, the Company will grant Mr. Mooney an aggregate of 2,000,000 restricted stock units (or RSUs) pursuant to the Company’s amended and restated 2000 Stock Incentive Plan (the “Plan”) as follows: (i) 800,000 RSUs pursuant to the Plan will be granted as of the Commencement Date, and (ii) an additional 1,200,000 RSUs pursuant to the Plan, at the next Compensation Committee meeting following the Company’s 2013 Annual Meeting of Stockholders, provided, however, that if the Plan then limits the number of RSUs that may then be awarded to Mr. Mooney in that year, the Company will award him the maximum amount permitted under the Plan (up to 1,200,000 RSUs). The RSUs will vest if during any consecutive 30-day period the weighted average per share trading price of the Company’s common stock (as reported on the New York Stock Exchange) equals or exceeds $12.50, however, if such threshold is achieved prior to the first anniversary of the grant date, the RSUs will not become vested until such first anniversary. The RSUs will vest on an accelerated basis in the event of certain corporate transactions or a change in control pursuant to which the holders of the Company’s common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28. In the event of a corporate transaction or change in control resulting in per-share consideration less than such amount, the RSUs will only vest in the sole discretion of the board of directors. Vesting of the RSUs requires Mr. Mooney to remain in the Company’s service through the vesting date, provided, however, that if his service terminates due to death, permanent disability, retirement, termination by the Company other than for misconduct, or termination by Mr. Mooney for Good Reason, then he will retain the number of RSUs equal to the total number of RSUs granted multiplied by the number of whole months which have passed since the grant date, divided by 45, which RSUs will remain subject to vesting. The RSUs will terminate if they do not vest prior to November 1, 2016.

In the event that the Compensation Committee grants Mr. Mooney less than the full 1,200,000 remaining RSUs at its meeting next following the Company’s 2013 Annual Meeting of Stockholders, the Company and Mr. Mooney will enter into an agreement providing for cash compensation in lieu of receiving the balance of the RSUs, which compensation shall be paid if and when shares of the Company’s Common Stock are issued to Mr. Mooney pursuant to the initial 800,000 RSUs. This alternative compensation is intended to compensate Mr. Mooney fully for the shares of Common Stock that he would have received had the Company granted to him all 2,000,000 RSUs on the Commencement Date less the number of shares that he actually receives pursuant to the RSUs awarded to him pursuant to the employment agreement.

The Company has also agreed to reimburse Mr. Mooney for the legal fees he incurred in connection with negotiating his employment agreement. In addition, Mr. Mooney will enter into the Company’s standard form Indemnity Agreement.

There are no arrangements or understandings between Mr. Mooney and any other person pursuant to which Mr. Mooney will be appointed Chief Executive Officer and President, nor is there a family relationship between any director or executive officer of the Company and Mr. Mooney. Mr. Mooney has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Charles S. Exon, the Company’s Chief Administrative Officer, Secretary and General Counsel, has agreed to resign from the Board effective immediately prior to Mr. Mooney’s appointment to the Board.

A copy of the January 3, 2013 press release relating to the above event is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a). On January 2, 2013, the Board of Directors amended the Company’s Bylaws to establish the office of Executive Chairman. Article IV, Section 5 of the Bylaws previously read as follows:

“CHAIRMAN OF THE BOARD

Section 5. The Chairman of the Board shall not be deemed an officer of the corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and all meetings of the stockholders and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.”

As amended, Article IV, Section 5 of the Bylaws now reads as follows:

“EXECUTIVE CHAIRMAN

Section 5. The Executive Chairman shall preside at all meetings of the stockholders and, if he is a director of the corporation, at all meetings of the Board of Directors. Subject to the control of the Board of Directors, the Executive Chairman shall have responsibility for: providing guidance and support for the corporation’s business; representing the corporation at athletic events, trade shows, and other industry and public functions; establishing and maintaining on behalf of the corporation relationships with sponsored athletes and other endorsers of the corporation’s products and services; and performing such other duties as may be from time to time assigned to him or her by the Board of Directors. The Executive Chairman shall report directly to the Board of Directors.”

The Bylaws were also amended to provide that actions previously required or permitted to be taken by the Chairman of the Board may now be taken by the Executive Chairman, subject, in the case of presiding over meetings of the board, to the requirement that he be a director of the Company.

The foregoing description of the amended Bylaws is qualified in its entirety by reference to the complete text of the Bylaws, as amended and restated to reflect these amendments, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Exhibit Title or Description

3.1	Amended and Restated Bylaws of Quiksilver, Inc.

10.1	Amended and Restated Employment Agreement between Robert B. McKnight, Jr. and Quiksilver, Inc. entered into on January 2, 2013

10.2	Employment Agreement between Andrew P. Mooney and Quiksilver, Inc. entered into on January 2, 2013 (including the form Restricted Stock Unit Agreement attached thereto)

99.1	Press Release of Quiksilver, Inc. dated January 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2013	Quiksilver, Inc. (Registrant)

	By:	/s/ Richard Shields
Richard Shields
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description

3.1	Amended and Restated Bylaws of Quiksilver, Inc.

10.1	Amended and Restated Employment Agreement between Robert B. McKnight, Jr. and Quiksilver, Inc. entered into on January 2, 2013

10.2	Employment Agreement between Andrew P. Mooney and Quiksilver, Inc. entered into on January 2, 2013 (including the form Restricted Stock Unit Agreement attached thereto)

99.1	Press Release of Quiksilver, Inc. dated January 3, 2013

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